Investment objective

The Fund’s investment objective is to seek long-term capital appreciation primarily through investments in equity securities listed in Taiwan.

Fund facts	(as at 31/03/17)
Net asset value per share	$20.45
Market price	$18.24
Premium/discount	-10.81%
Total net assets	$167.98 m
Market cap	$149.81 m

Fund statistics
Investment adviser (date of appointment)	JF International Management, Inc. (07/22/14)
Fund manager	Shumin Huang
Listed	NYSE
Launch date	12/23/86
Shares outstanding	8,213,486
Last dividend (Ex-dividend date)	$2.6332 (December 26, 2014)
Benchmark	TAIEX Total Return Index

Fund codes
Bloomberg	TWN
Sedol	286987895
CUSIP	874036106
ISIN	US8740361063

10 year performance data	(as at 31/03/17)

Cumulative Performance[1]						(as at 31/03/17)
%	1m	3m	YTD[1]	1Y	3Y	5Y	10Y
The Taiwan Fund, Inc.	1.0	9.9	9.9	14.5	13.8	32.8	53.6
Market Price	4.9	13.3	13.3	17.4	12.7	26.4	50.4
TSE Index	1.9	12.6	12.6	19.0	11.3	20.3	35.7
TAIEX Total Return Index[3]	1.9	12.6	12.6	24.0	24.2	43.4	95.7
MSCI Taiwan Index	1.7	11.8	11.8	23.0	26.5	42.2	68.6

Rolling 12 month performance[1]				(as at 31/03/17)
%	2017/2016	2016/2015	2015/2014	2014/2013	2013/2012
The Taiwan Fund, Inc.	14.5	-4.6	4.2	16.3	0.3
Market Price	17.4	-7.6	3.9	15.3	-2.7
TSE Index	19.0	-11.3	5.4	9.7	-1.5
TAIEX Total Return Index[3]	24.0	-7.8	8.7	13.0	2.2
MSCI Taiwan Index	23.0	-8.5	12.4	10.5	1.7

Top 10 holdings	(as at 31/03/17)
Holding	Fund %
Taiwan Semiconductor Manufacturing Co., Ltd.	9.7%
Hon Hai Precision Industry Co., Ltd.	7.4%
Largan Precision Co., Ltd.	6.8%
Cathay Financial Holding Co., Ltd.	4.2%
Nan Ya Plastics Corp.	3.5%
Fubon Financial Holding Co., Ltd.	2.7%
Silergy Corp.	2.3%
ASPEED Technology, Inc.	2.3%
Airtac International Group	2.2%
Yuanta Financial Holding Co., Ltd.	2.0%

[1]	In US Dollar terms
[2]	Calendar year to date
[3]	TAIEX Total Return Index (prior to January 1, 2003, TAIEX Index)

Sector breakdown			(as at 31/03/17)
Sector Allocation	Fund %	Benchmark	Deviation
Automobile	0.0%	1.4%	-1.4%
Biotechnology & Medical Care	0.0%	0.8%	-0.8%
Building Material & Construction	0.0%	1.6%	-1.6%
Cement	1.4%	1.0%	0.4%
Chemical	0.0%	1.0%	-1.0%
Communications & Internet	1.8%	6.2%	-4.4%
Computer & Peripheral Equipment	6.6%	6.0%	0.6%
Electric & Machinery	6.0%	1.9%	4.1%
Electrical & Cable	0.0%	0.3%	-0.3%
Electronic Parts & Components	6.1%	4.5%	1.6%
Electronic Products Distribution	0.0%	0.8%	-0.8%
Financial & Insurance	11.7%	13.1%	-1.4%
Foods	1.3%	2.0%	-0.7%
Glass & Ceramic	0.0%	0.2%	-0.2%
Information Service	0.0%	0.2%	-0.2%
Iron & Steel	0.0%	2.1%	-2.1%
Oil, Gas & Electricity	1.7%	3.7%	-2.0%
Optoelectronic	11.8%	4.8%	7.0%
Other	6.5%	3.5%	3.0%
Other Electronic	12.0%	7.6%	4.4%
Paper & Pulp	0.0%	0.3%	-0.3%
Plastics	4.4%	6.6%	-2.2%
Rubber	0.0%	1.2%	-1.2%
Semiconductor	21.7%	23.9%	-2.2%
Shipping & Transportation	1.4%	1.6%	-0.2%
Textiles	2.1%	1.7%	0.4%
Tourism	0.0%	0.5%	-0.5%
Trading & Consumers' Goods	1.6%	1.5%	0.1%
Cash	1.9%	0.0%	1.9%
OVERALL TOTAL	100.0%	100.0%	0.0%

Market review
The TAIEX Total Return Index (TAIEX) continued to climb, increasing 1.9% in March. Strong foreign investment inflows drove the New Taiwan Dollar (NTD) higher. There were concerns that a strong currency could be a negative influence on exporters but domestic sectors experienced improvements in March with retail, construction, food and financial sectors outperforming. Technology also outperformed driven by the Apple Inc. supply chain and large-cap blue chip names. In contrast, the basic materials sectors underperformed on some profit-taking.

Fund update
The Fund underperformed the TAIEX Index by 0.9% in March. Ennoconn Corp., a manufacturer of systems and boards, was a major negative contributor following the report of weaker than expected fourth quarter 2016 results. The company subsequently reported higher than expected research and development expenditure which could result in flat earnings growth this year, despite a growth in sales of 30%. The auto parts manufacturers within the Other Electronic sector continued to be a drag on performance, with Tung Thih Electronic Co., Ltd., a supplier of auto electronic components and Wistron Neweb Corp., a connectivity product manufacturer, being the main detractors. Technology stocks were positive contributors to performance including ASPEED Technology, Inc., a semi-conductor chip maker, and Silergy Corp., a manufacturer for power integrated circuits. Both these companies reported strong growth outlooks driven by new products. Apple Inc. component makers, Largan Precision Co., Ltd. and Catcher Technology Co., Ltd., also performed well on optimism for a successful launch of the new iPhone8 later in the year. The textile manufacturer, Taiwan Paiho Ltd., rose following improving sales from the start of 2017.

There was no change to the Fund's core investment approach with a continued preference for consumer discretionary growth names with sustainable franchises, including those in the sportswear and auto parts sectors within Other Electronic. The Fund remained overweight in the insurers sector due to the current reflationary environment. Given the weak overall demand for PCs, notebooks, TVs and handsets, the Fund's technology positions are mainly in the cloud, internet-of-things, gaming and semi-conductor sectors. The Fund remained underweight in telecommunications and basic materials.

Outlook
It seems likely that strong foreign investment inflows will continue to drive the market upwards. However, it is also expected that disappointing corporate results in the first quarter of 2017, together with the negative influence of a strong NTD, may result in consolidation in the short-term and a delay in improvements to corporate earnings growth to the second half of 2017.

Full portfolio holdings		(as at 31/03/17)
Holding	Market Value USD	Fund %
Semiconductor	36,451,869	21.7
Taiwan Semiconductor Manufacturing Co., Ltd.	16,288,539	9.7
Silergy Corp.	3,875,752	2.3
ASPEED Technology, Inc.	3,872,900	2.3
Powertech Technology, Inc.	2,910,110	1.7
Advanced Semiconductor Engineering, Inc.	2,806,804	1.7
Realtek Semiconductor Corp.	2,159,809	1.3
Parade Technologies Ltd.	1,324,380	0.8
Vanguard International Semiconductor Corp.	1,129,617	0.7
Chunghwa Precision Test Tech Co., Ltd.	1,030,897	0.6
Win Semiconductors Corp.	444,921	0.3
Novatek Microelectronics Corp.	360,138	0.2
MediaTek, Inc.	248,002	0.1
Other Electronic	20,077,445	12.0
Hon Hai Precision Industry Co., Ltd.	12,417,025	7.4
Catcher Technology Co., Ltd.	3,282,524	2.0
Bizlink Holding, Inc.	1,642,993	1.0
Voltronic Power Technology Corp.	1,399,070	0.8
Tung Thih Electronic Co., Ltd.	1,335,833	0.8
Optoelectronic	19,808,302	11.8
Largan Precision Co., Ltd.	11,500,041	6.8
Epistar Corp.	2,103,851	1.3
Innolux Corp.	1,926,188	1.1
Au Optronics Corp.	1,816,408	1.1
General Interface Solution Holding Ltd.	1,462,552	0.9
Glory Science Co., Ltd.	999,262	0.6
Financial & Insurance	19,728,141	11.7
Cathay Financial Holding Co., Ltd.	7,098,315	4.2
Fubon Financial Holding Co., Ltd.	4,616,792	2.7
Yuanta Financial Holding Co., Ltd.	3,357,930	2.0
China Life Insurance Co., Ltd.	2,369,943	1.4
CTBC Financial Holding Co., Ltd.	2,285,161	1.4
Computer & Peripheral Equipment	11,133,800	6.6
Ennoconn Corp.	2,619,899	1.5
Primax Electronics Ltd.	2,333,171	1.4
Mitac Holdings Corp.	2,250,184	1.3
Micro-Star International Co., Ltd.	1,980,081	1.2
Advantech Co., Ltd.	1,950,465	1.2
Other	10,874,470	6.5
Taiwan Paiho Ltd.	2,920,261	1.8
Nien Made Enterprise Co., Ltd.	2,247,771	1.3
Giant Manufacturing Co., Ltd.	1,969,960	1.2
Merida Industry Co., Ltd.	1,719,123	1.0
Chailease Holding Co., Ltd.	1,303,854	0.8
KMC Kuei Meng International, Inc.	713,501	0.4
Electronic Parts & Components	10,251,611	6.1
Delta Electronics, Inc.	3,299,833	2.0
King Slide Works Co., Ltd.	2,150,449	1.3
Sinbon Electronics Co., Ltd.	1,725,623	1.0
Elite Material Co., Ltd.	1,116,124	0.7
Zhen Ding Technology Holding Ltd.	1,026,880	0.6
Tripod Technology Corp.	932,702	0.5

Full portfolio holdings (cont'd)
Holding	Market Value USD	Fund %
Electric & Machinery	10,060,245	6.0
Airtac International Group	3,649,781	2.2
Hota Industrial Manufacturing Co., Ltd.	1,860,351	1.1
Hiwin Technologies Corp.	1,789,322	1.1
Global PMX Co., Ltd.	1,266,540	0.7
Macauto Industrial Co., Ltd.	764,011	0.5
Iron Force Industrial Co., Ltd.	730,240	0.4
Plastics	7,379,487	4.4
Nan Ya Plastics Corp.	5,836,358	3.5
Formosa Chemicals & Fibre Corp.	1,543,129	0.9
Textiles	3,451,799	2.1
Eclat Textile Co., Ltd.	3,099,422	1.9
Toung Loong Textile Manufacturing Co., Ltd.	352,377	0.2
Communications & Internet	3,077,109	1.8
Wistron NeWeb Corp.	2,291,412	1.3
Advanced Ceramic X Corp.	785,697	0.5
Oil, Gas & Electricity	2,903,057	1.7
Formosa Petrochemical Corp.	2,903,057	1.7
Trading & Consumers' Goods	2,697,657	1.6
Poya International Co., Ltd.	1,816,055	1.1
President Chain Store Corp.	881,602	0.5
Cement	2,399,862	1.4
Taiwan Cement Corp.	2,399,862	1.4
Shipping & Transportation	2,287,366	1.4
Evergreen Marine Corp. (Taiwan) Ltd.	1,738,117	1.1
Aerospace Industrial Development Corp.	549,249	0.3
Foods	2,130,283	1.3
Uni-President Enterprises Corp.	2,130,283	1.3
Cash	3,270,698	1.9
Cash	3,270,698	1.9
Grand Total	167,983,201	100.0

Source: MSCI. Neither MSCI nor any other party involved in or related to compiling, computing or creating the MSCI data makes any express of implied warranties or representations with respect to such data (or the results to be obtained by the use thereof), and all such parties hereby expressly disclaim all warranties of originality, accuracy, completeness, merchantability or fitness for a particular purpose with respect to any of such data. Without limiting any of the foregoing, in no event shall MSCI, any of its affiliates or any third party involved in or related to compiling computing or creating the data have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.

No further distribution or dissemination of the MSCI data is permitted without MSCI's express written consent.

Important Information

This document is issued and approved by JF International Management, Inc. (“JFIMI”), as investment advisor of The Taiwan Fund, Inc. (the ‘'Fund''). JFIMI is an investment advisor registered with the US Securities and Exchange Commission. Certain information herein is believed to be reliable but has not been verified by JFIMI. JFIMI makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from this newsletter.

The Fund is classified as a diversified investment company under the US Investment Company Act of 1940 as amended. It meets the criteria of a closed end US fund and its shares are listed on the New York Stock Exchange. JFIMI has been appointed investment advisor to the Fund.

This newsletter does not constitute an offer of shares. Closed-end funds, unlike open-end funds, are not continuously offered. After the initial public offering, shares are bought and sold on the open market through a stock exchange. JFIMI, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell any security, including the securities, commodities, currencies or financial instruments referred to herein.

Portfolio holdings are subject to change daily.

It should not be assumed that any of the securities transactions or holdings discussed here were or will prove to be profitable, or that the investment recommendations or decisions we make in the future will be profitable or will equal the investment performance of the securities discussed herein.

Investing in the Fund involves certain considerations in addition to the risks normally associated with making investments in securities. The value of the shares issued by the Fund, and the income from them, may go down as well as up and there can be no assurance that upon sale, or otherwise, investors will receive back the amount originally invested. There can be no assurance that you will receive comparable performance returns. Movements in foreign exchange rates may have a separate effect, unfavorable as well as favorable, on the gain or loss otherwise experienced on an investment. Past performance is not a guide to future returns. Accordingly, the Fund is only suitable for investment by investors who are able and willing to withstand the total loss of their investment. In particular, prospective investors should consider the following risks:

Discretionary investment is not risk-free. The past operating performance does not guarantee a minimum return for the discretionary investment fund. Apart from exercising the duty of care of a prudent adviser, JFIMI will not be responsible for the profit or loss of the discretionary investment fund, nor guarantee a minimum return.

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It should be noted that investment in the Fund is only suitable for sophisticated investors who are aware of the risk of investing in Taiwan and should be regarded as long term. Funds which invest in one country carry a higher degree of risk than those with portfolios diversified across a number of markets.

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Investment in the securities of smaller and unquoted companies can involve greater risk than is customarily associated with investment in larger, more established, companies. In particular, smaller companies often have limited product lines, markets or financial resources and their management may be dependent on a smaller number of key individuals. In addition, the market for stock in smaller companies is often less liquid than that for stock in larger companies, bringing with it potential difficulties in acquiring, valuing and disposing of such stock. Proper information for determining their value, or the risks to which they are exposed, may not be available.

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Investments within emerging markets such as Taiwan can be of higher risk. Many emerging markets, and the companies quoted on their stock exchanges, are exposed to the risks of political, social and religious instability, expropriation of assets or nationalization, rapid rates of inflation, high interest rates, currency depreciation and fluctuations and changes in taxation which may affect the Fund's income and the value of its investments.

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The marketability of quoted shares may be limited due to foreign investment restrictions, wide dealing spreads, exchange controls, foreign ownership restrictions, the restricted opening of stock exchanges and a narrow range of investors. Trading volume may be lower than on more developed stock markets, and equities are less liquid. Volatility of prices can also be greater than in more developed stock markets. The infrastructure for clearing, settlement and registration on the primary and secondary markets may be undeveloped. Under certain circumstances, there may be delays in settling transactions in some of the markets.